Exhibit 10.1
IPASS INC.
2003 NON-EMPLOYEE DIRECTORS PLAN
Adopted: January 15, 2003
Approved By Stockholders: March 17, 2003
Effective Date: July 23, 2003
Amended by the Board of Directors: March 9, 2006
Amended and Restated by the Board of Directors: April 7, 2006
Amendment and Restatement Approved By Stockholders: June 1, 2006
Amended and Restated by the Board of Directors: August 10, 2006
Amended by the Board of Directors: June 24, 2009
Amendment Approved By Stockholders: August 18, 2009
Amendment Approved By the Board of Directors: April 30, 2018
Termination Date: None

1.	Purposes.
(a) Eligible Recipients. The persons eligible to receive Stock Awards are the Non-Employee Directors of the Company.
(b) Available Stock Awards. The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Nonstatutory Stock Options and Restricted Stock Awards.
(c) General Purpose. The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	Definitions.
(a) “Accountant” means the independent public accountants of the Company.
(b) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
(c) “Annual Grant” means one or more Stock Awards granted annually to a Non-Employee Director who meets the specified criteria pursuant to subsection 6(b) of the Plan.
(d) “Annual Meeting” means the annual meeting of the stockholders of the Company.
(e) “Board” means the Board of Directors of the Company.
(f) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events after the IPO Date:
(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction;
(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;
(iii) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date one hundred (100) days following the IPO Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; (provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of (i) the Incumbent Board then still in office or (ii) a nominating committee appointed by the Board on or after the date one hundred (100) days following the IPO Date, then such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board).
Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).
(g) “Code” means the Internal Revenue Code of 1986, as amended.
(h) “Common Stock” means the common stock of the Company.
(i) “Company” means iPass Inc., a Delaware corporation.
(j) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors of the Company who are not compensated by the Company for their services as Directors or Directors of the Company who are merely paid a director’s fee by the Company for their services as Directors.
(k) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from a Non-Employee Director of the Company to a Consultant of an Affiliate or an Employee of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.
(l) “Director” means a member of the Board of Directors of the Company.
(m) “Disability” means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person’s position with the Company or an Affiliate of the Company because of the sickness or injury of the person.
(n) “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.
(o) “Entity” means a corporation, partnership or other entity.
(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(q) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.
(r) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.
(s) “Initial Grant” means one or more Stock Awards granted to a Non-Employee Director who meets the specified criteria pursuant to subsection 6(a) of the Plan.
(t) “IPO Date” means the effective date of the closing of the initial public offering of the Common Stock.
(u) “Non-Employee Director” means a Director who is not an Employee.
(v) “Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(x) “Option” means a Nonstatutory Stock Option granted pursuant to the Plan.
(y) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
(z) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(aa) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(bb) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
(cc) “Plan” means this iPass, Inc. 2003 Non-Employee Directors Plan.
(dd) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 8.
(ee) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.
(ff) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(gg) “Securities Act” means the Securities Act of 1933, as amended.
(hh) “Stock Award” means any right to receive Common Stock granted under the Plan, including a Nonstatutory Stock Option or a Restricted Stock Award.
(ii) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3.	Administration.
(a) Administration by Board. The Board shall administer the Plan. The Board may not delegate administration of the Plan to a committee.
(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i) To determine the provisions of each Stock Award to the extent not specified in the Plan.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(iii) To amend the Plan or a Stock Award as provided in Section 13.
(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.
(c) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	Shares Subject to the Plan.
(a) Share Reserve. Subject to the provisions of Section 12 relating to Capitalization Adjustments, the shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate seven hundred fifty thousand (750,000) shares of Common Stock, plus an annual increase to be added on the first day of the fiscal year of the Company for a period of ten (10) years, commencing on the first day of the fiscal year that begins on January 1, 2004 and ending on (and including) the first day of the fiscal year that begins on January 1, 2014 (each such day, a “Calculation Date”), equal to two hundred fifty thousand (250,000) shares of Common Stock. Notwithstanding the foregoing, the Board may act, prior to the first day of any fiscal year of the Company, to increase the share reserve by such number of shares of Common Stock as the Board shall determine, which number shall be less than two hundred fifty thousand (250,000) shares.
(b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares which are forfeited shall revert to and again become available for issuance under the Plan.
(c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.	Eligibility.
The Stock Awards as set forth in Section 6 automatically shall be granted under the Plan to all Non-Employee Directors of the Company.

6.	Non-Discretionary Grants.
(a) Initial Grants. Without any further action of the Board, each person who on or after April 30, 2018, is elected or appointed for the first time to be a Non-Employee Director of the Company automatically shall, upon the date of his or her initial election or appointment to be a Non-Employee Director, as applicable, be granted an Initial Grant consisting of a Restricted Stock Award of the number of shares of Common Stock as shall equal $74,380 divided by the Fair Market Value on the date of grant, on the terms and conditions set forth in Section 8.
(b) Annual Grants. Without any further action of the Board, on the date of each Annual Meeting, commencing with the Annual Meeting held in 2018, each person who is then a Non-Employee Director of the Company automatically shall be granted an Annual Grant consisting of a Restricted Stock Award of the number of shares of Common Stock as shall equal $47,642 divided by the Fair Market Value on the date of grant, on the terms and conditions set forth in Section 8.

7.	Option Provisions.
Each Option Agreement shall be in such form and shall contain such terms and conditions as required by the Plan. Each Option Agreement shall contain such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate. Each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:
(a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.
(b) Exercise Price. The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
(c) Consideration. The purchase price of stock acquired pursuant to an Option may be paid, to the extent permitted by applicable statutes and regulations, in any combination of (i) cash or check, (ii) delivery to the Company of other Common Stock or (iii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. The purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).
(d) Transferability. An Option is transferable by will or by the laws of descent and distribution. An Option also may be transferable upon written consent of the Company if, at the time of transfer, a Form S-8 registration statement under the Securities Act is available for the exercise of the Option and the subsequent resale of the underlying securities. In addition, Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
(e) Vesting. Options shall vest as follows:
(i) Initial Grants: One-third (1/3rd) of the shares shall vest twelve (12) months following the date of grant and one-thirty sixth (1/36th) of the shares shall vest monthly over the next twenty-four (24) months thereafter.
(ii) Annual Grants: The shares shall vest twelve (12) months following the date of grant or, if earlier, on the date of the next Annual Meeting following the date of grant.
(f) Early Exercise. The Option may, but need not, include a provision where by the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.
(g) Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.
(h) Extension of Termination Date. If the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 7(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.
(i) Disability of Optionholder. In the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.
(j) Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the three-month period after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

8.	Restricted Stock Award Provisions.
Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. Each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the Restricted Stock Award Agreement or otherwise) the substance of each of the following provisions:
(a) Consideration. A Restricted Stock Award may be awarded in consideration for (i) past or future services actually or to be rendered to the Company or an Affiliate, or (ii) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.
(b) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with the following vesting schedule:
(i) Initial Grants: One-third ( 1/3rd) of the shares shall vest on each of the first three (3) anniversaries of the date of grant.
(ii) Annual Grants: The shares shall vest twelve (12) months following the date of grant or, if earlier, on the date of the next Annual Meeting following the date of grant; provided, however, that with respect to the Annual Grants granted on the date of the Company’s 2007 Annual Meeting, (1) such Annual Grants shall vest on the date the Audit Committee of the Board of Directors determines that the broadband, software and service fee revenues of the Company in 2008 were $200 million or more, and (2) if the Audit Committee of the Board of Directors determines that the broadband, software and service fee revenues in 2008 were not $200 million or more, then such shares subject to such Annual Grants shall not vest and the Company may receive via a forfeiture condition any or all of the shares of Common Stock held by the Participant which have not vested as of such date under the terms of the Restricted Stock Award Agreement.
(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.
(c) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

9.	Covenants of the Company.
(a) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

10.	Use of Proceeds from Stock.
Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

11.	Miscellaneous.
(a) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.
(b) No Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company as a Non-Employee Director or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(c) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.
(d) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant as a result of the exercise or acquisition of stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; (iii) delivering to the Company owned and unencumbered shares of the Common Stock; or (iv) by such other method as may be set forth in the Stock Award Agreement.
(e) Lock-Up Period. Upon exercise of any Stock Award, a Participant may not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by the Participant, for a period of time specified by the managing underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Securities Act (the “Lock Up Period”); provided, however, that nothing contained in this section shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock Up Period. A Participant may be required to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing, the Company may impose stop-transfer instructions with respect to such shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 11(e) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

12.	Adjustments upon Changes in Common Stock.
(a) Capitalization Adjustments. If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, non-stock dividend other than an ordinary cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the nature, class(es) and maximum number of securities subject both to the Plan pursuant to Section 4 and to the nondiscretionary Stock Awards specified in Section 6, and the outstanding Stock Awards will be appropriately adjusted in the nature, class(es) and number of securities and price per share of stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)
(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event unless the Board provides otherwise.
(c) Change in Control. In the event of a Change in Control, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (it being understood that similar stock awards include, but are not limited to, stock awards to acquire the same consideration paid to the stockholders of the Company, as the case may be, pursuant to the Change in Control), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company), if any, in connection with such Change in Control. In the event that any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Change in Control, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Change in Control) be accelerated in full to a date prior to the effective time of such Change in Control as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Change in Control), the Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of the change in Control) lapse. If as of, or within twelve (12) months after the effective time of a Change in Control, a Participant’s Continuous Service terminates due to an involuntary termination (not including death or Disability), then, as of the date of termination of Continuous Service, the vesting and exercisability of such Participant’s Stock Award shall be accelerated in full. Where, in connection with the Change in Control, the Participant is required to resign his or her position, such resignation shall be considered an involuntary termination.
(d) Parachute Payments. In the event that the acceleration of the vesting and exercisability of the Stock Awards provided for in subsection 12(c) and benefits otherwise payable to a Participant (i) constitute “parachute payments” within the meaning of Section 280G of the Code, or any comparable successor provisions, and (ii) but for this subsection would be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the “Excise Tax”), then such Participant’s benefits hereunder shall be either:
(i) provided to such Participant in full, or
(ii) provided to such Participant as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by such Participant, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax. Unless the Company and such Participant otherwise agree in writing, any determination required under this subsection shall be made in writing in good faith by the Accountants. In the event of a reduction of benefits hereunder, the Participant shall be given the choice of which benefits to reduce. For purposes of making the calculations required by this subsection, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code, and other applicable legal authority. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this subsection. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this subsection.
If, notwithstanding any reduction described in this subsection, the Internal Revenue Service (the “IRS”) determines that the Participant is liable for the Excise Tax as a result of the receipt of the payment of benefits as described above, then the Participant shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or in the event that the Participant challenges the final IRS determination, a final judicial determination, a portion of the payment equal to the “Repayment Amount.” The Repayment Amount with respect to the payment of benefits shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Participant’s net after-tax proceeds with respect to any payment of benefits (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on such payment) shall be maximized. The Repayment Amount with respect to the payment of benefits shall be zero if a Repayment Amount of more than zero would not result in the Participant’s net after-tax proceeds with respect to the payment of such benefits being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, the Participant shall pay the Excise Tax.
Notwithstanding any other provision of this subsection 12(d), if (i) there is a reduction in the payment of benefits as described in this subsection, (ii) the IRS later determines that the Participant is liable for the Excise Tax, the payment of which would result in the maximization of the Participant’s net after-tax proceeds (calculated as if the Participant’s benefits had not previously been reduced), and (iii) the Participant pays the Excise Tax, then the Company shall pay to the Participant those benefits which were reduced pursuant to this subsection contemporaneously or as soon as administratively possible after the Participant pays the Excise Tax so that the Participant’s net after-tax proceeds with respect to the payment of benefits is maximized.

13.	Amendment of the Plan and Stock Awards.
(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements.
(b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.
(c) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(d) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

14.	Termination or Suspension of the Plan.
(a) Plan Term. The Board may suspend or terminate the Plan at any time. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

15.	Effective Date of Plan.
The Plan shall become effective on the IPO Date, but no Stock Award shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

16.	Choice of Law.
All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of Delaware, without regard to such state’s conflict of laws rules.

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